CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-14 (“Registration Statement”) of our report dated July 13, 2016, relating to the financial statements and financial highlights of the Putnam Michigan Tax Exempt Income Fund, which is incorporated by reference in such Registration Statement. We also consent to the references to us under the heading "Agreement and Plan of Reorganization" and "Independent Registered Public Accounting Firms" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
April 19, 2017